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Exhibit 10.22

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 16th day of October, 2009 by and between ANDREW C. LEVY (hereinafter "Employee"), whose address is 8360 S. Durango Drive, Las Vegas, Nevada 89113, and ALLEGIANT TRAVEL COMPANY, a Nevada corporation (hereinafter "the Company"), whose address is 8360 S. Durango Drive, Las Vegas, Nevada 89113.

W I T N E S S E T H

        WHEREAS, the Company desires to employ Employee as its president and chief financial officer, and Employee desires to be so employed pursuant to and in accordance with the terms and conditions hereinafter set forth; and

        NOW, THEREFORE, for and in consideration of the above premises, the terms and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Employee and the Company, it is hereby agreed as follows:

        1.    Employment.    The Company hereby employs Employee and Employee hereby accepts employment by the Company upon all of the terms and conditions as are hereinafter set forth. Terms of employment with the Company are also governed by the Company's employment policies in effect from time to time. The Company shall provide a copy of such employment policies to Employee upon request. In the event of any conflict between the terms of this Agreement and the generally applicable employment policies, the terms of this Agreement shall prevail.

        2.    Scope of Services.

          A.    Employee shall be employed by the Company as the president and chief financial officer of the Company and its operating subsidiaries. Employee shall report to the Company's Chief Executive Officer ("CEO") and Board of Directors ("Board"). Employee's duties shall include those indicated above and such other duties assigned to him by the CEO or the Board from time to time.

          Employee's services are mutually agreed to be unique personal services. Employee acknowledges that the Company is relying upon Employee's experience, expertise and other qualifications in entering into this Agreement. Employee shall not assign or delegate any right, obligation or duty hereunder to any other person or entity without the express written consent of the Company.

          B.    During Employee's period of service hereunder, Employee agrees to perform such services not inconsistent with Employee's position as shall from time to time be assigned to Employee by the Company's CEO or Board. During the term of this Agreement, except for disability, illness and vacation periods, Employee shall devote Employee's full productive time, attention and energies to the positions of president and chief financial officer of the Company and its operating subsidiaries.

          C.    Employee's expenditure of reasonable amounts of time in connection with outside activities, not competitive with the business of the Company, such as outside directorships or charitable activities, shall not be considered in contravention of this Agreement so long as such activities do not interfere with his performance of this Agreement. Further, it is understood and agreed by the parties hereto that Employee is entitled to engage in passive and personal investment activities not interfering with his performance of this Agreement.

        3.    Limitations of Duties.    Employee shall not, without consent first being given by the Company, which consent may be general authority from the Company:

          A.    Take part in activities detrimental to the best interests of the Company, including rendering any services to any other firm or entity which conflict or interfere with the performance of Employee's duties hereunder.

          B.    Exceed any limitations on his authority that may be established by the Board.

          C.    Enter into any contract, oral or written, in the name of, for or on behalf of the Company other than in the ordinary course of business.

          D.    Use any money belonging to the Company or pledge its credit other than in the ordinary course of business.

          E.    Commit or suffer to be committed any act whereby the Company's property may be subject to attachment or seizure.

          F.     Cause the Company to become a guarantor, surety or endorser or give any note for the benefit of any other person whomsoever.

Upon a breach of any provision under this Item 3, the Company shall have the right to terminate this Agreement for cause as set forth in Item 6E hereof and to pursue any other remedies available to the Company as a result of such breach.

        Employee shall indemnify and hold the Company harmless from and against any and all damages, actions, causes of action, claims and other liabilities, contingent or otherwise, directed toward the Company by others as a result of Employee's violation of any of the provisions of this Item 3.

        4.    Compensation.

          A.    Base Compensation.    As base compensation ("Base Salary") for providing services hereunder, Employee shall be paid Two Hundred Seventy-five Thousand Dollars ($275,000) per annum to be paid monthly or in more frequent installments as may be agreed upon by the Company and Employee. The salary payable to Employee shall be inclusive of any fees received by Employee as an officer of the Company or any other company or corporate body in which Employee holds an office as a nominee or representative of the Company.

          B.    Annual Bonus.    Employee shall be entitled to participate in the Company's annual bonus program (if any) as in effect from time to time and subject to meeting any requirements established for participation in the bonus program and may also be granted a discretionary bonus in such amount as may be determined by the Board in its sole discretion.

          C.    Stock Appreciation Rights.    Upon the effective date of this Agreement, Employee will be granted stock appreciation rights (the "2009 SAR's") with respect to 75,000 shares of the common stock of the Company under the Company's 2006 Long-Term Incentive Plan. The strike price for the 2009 SAR's will be the closing price of the Company's common stock on the Nasdaq Global Select Market as of the date of this Agreement. The 2009 SAR's will settle in shares of common stock of the Company in accordance with the terms of the Stock Appreciation Rights Grant Agreement to be entered into between the Company and Employee to evidence this grant. The 2009 SAR's will vest in three (3) equal annual installments commencing on the first anniversary of the date of grant and all of the 2009 SAR's, to the extent not earlier exercised, shall expire on the earlier of one hundred eighty (180) days after termination of employment for any reason whatsoever or on the fifth (5th) anniversary of the date of grant. In the event a Change of Control transaction is consummated as a result of a definitive agreement entered into by the Company prior to October 16, 2010, vesting of the 2009 SAR's shall be accelerated to the extent of a percentage equal to the number of full months between the date of this grant and the date of execution of the definitive agreement for the Change of Control transaction divided by 12. By way of amplification, the terms of the preceding sentence shall apply if a definitive agreement for a Change of Control transaction is entered into prior to October 16, 2010 and if the Change of Control transaction contemplated by such definitive agreement is ultimately closed, whether or not closed prior to October 16, 2010. By way of example, if the definitive agreement for a Change of Control transaction is entered into as of April 30, 2010, six (6) full months shall have passed since the grant date and Employee shall be 6/12 (or 50%) vested in the 2009 SAR's. Upon any other Change of Control, any unvested 2009 SAR's, to the extent not previously forfeited, shall automatically vest.

          D.    Restricted Stock.    Upon the effective date of this Agreement, Employee will be granted 27,926 shares of restricted stock (the "2009 Restricted Stock") under the Company's 2006 Long-Term Incentive Plan. The restricted stock will vest in three (3) equal annual installments commencing on the first anniversary of the date of grant. In the event a Change of Control transaction is consummated as a result of a definitive agreement entered into by the Company prior to October 16, 2010, vesting of the 2009 Restricted Stock shall be accelerated to the extent of a percentage equal to the number of full months between the date of this grant and the date of execution of the definitive agreement for the Change of Control transaction divided by 12. For purposes of this calculation, the same principles set forth in paragraph C above shall apply. Upon any other Change of Control, any unvested 2009 Restricted Stock shall automatically vest.

          E.    Participation in Future Equity Grants.    Employee shall be considered for participation in equity awards to senior management which may be granted by the Board in the future.

          F.    Fringe Benefits.    The Company shall provide Employee health and dental insurance for Employee and his family and such vacation time, sick leave and other fringe benefits, including but not limited to participation in any pension, 401(k) and employee benefit plans that may be maintained by the Company from time to time as are made generally available to other management employees of the Company in accordance with Company policies. The Company reserves the right to change the benefits available under its benefit plans at any time or times.

          G.    Review of Compensation.    Employee's compensation package shall be subject to review each year based on Employee's performance, achievement of company goals, industry norms for executive compensation, and such other factors as the Company may determine to be appropriate.

          H.    Change of Control Benefits.    In the event Employee's employment with Company shall cease within two (2) years after a "Change of Control" (as defined below) as a result of termination by the Company without "Cause" (as defined in Item 6C) or termination by Employee with "Good Reason" (as defined in Item 6D), the Company shall pay to Employee severance pay in an aggregate amount equal to twelve (12) months of the total amount of Base Salary, to be paid by the Company to Employee in a lump sum within one month of the date of termination of employment. In addition, any and all outstanding stock options, restricted stock grants and stock appreciation rights (other than the 2009 SAR's and the 2009 Restricted Stock which are governed by Paragraph C and D above) held by Employee at the time shall become immediately vested.

          I.    Definition of Change of Control.    For all purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if at any time after the date this Agreement is signed: (i) by any method, transaction or series of related transactions, more than 50% of the outstanding shares of Company or beneficial ownership thereof are acquired within a period of one year by a person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934) other than the members of Company's Board, those persons who were more than 5% owners of the Company prior to the date of this Agreement, employees of the Company and any of their immediate family members and affiliates; (ii) there is a merger or consolidation of the Company in which the Company is not the continuing or surviving entity or in which the stockholders of the Company immediately before such transaction do not own in the aggregate at least 50% of the outstanding voting shares of the continuing or surviving entity immediately after such transaction; (iii) there is a merger or consolidation of the Company pursuant to which the Company's shares are converted into cash, securities or other property; or (iv) the Company sells, leases or exchanges all or substantially all of its assets or the Company's stockholders approve the liquidation or dissolution of the Company.

          J.    Positive Space Travel.    In recognition of Employee's service in a senior management role for the Company since the initiation of the Company's current business plan, the following benefit is provided. Until such time as Employee's youngest child has attained age twenty-one (21), Employee shall be entitled to passes for air travel on the flights of the Company (and any successor-in-interest to the Company) for Employee, his wife and children (up to age 21) on a positive space basis at no cost to Employee.

          K.    Expense Reimbursement.    In addition, the Company shall reimburse Employee for any expenses incurred by Employee in connection with the business of the Company, as approved by the Company. These expenses may include expenses for travel, business promotion, association memberships, and any other expenses as may be approved by the CEO or Board from time to time. The Company shall reimburse Employee for such out-of-pocket expenses by the tenth (10th) day of the month following the month in which such expenses were incurred (and appropriate documentation thereof has been provided to the Company). The Company may issue to Employee a company credit card. In such event, Employee agrees to use such card only for the expenses reimbursable under this paragraph. Employee agrees to keep the card securely. In the event of loss or theft, the issuing authority and the Company shall be informed immediately. The card shall be returned to the Company forthwith on the termination of Employee's employment for any reason whatsoever.

          L.    Deductions.    Deductions shall be made from Employee's salary for social security, Medicare, federal and state withholding taxes, and any other such taxes as may from time to time be required by governmental authority.

        5.    Term.    The initial term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until December 31, 2012. The term shall automatically be extended from year to year thereafter unless either party notifies the other of its desire not to extend the term of this Agreement as provided in Item 6.

        6.    Termination:

          A.    This Agreement shall be terminated upon Employee's death or upon a physician certified disability which permanently or indefinitely renders Employee unable to perform his usual duties on behalf of the Company.

          B.    Employee may, without "Good Reason" (as defined in paragraph D below), terminate this Agreement by giving to the Company sixty (60) days written notice and such termination shall be effective on the date specified by Employee but in no event earlier than the sixtieth (60th) day following the date of such notice. In such event, Employee shall continue to render his services up to the Termination Date (as hereinafter defined) if so requested by the Company. For all purposes of this Agreement, it shall be deemed that Employee terminated this Agreement without cause if this Agreement expires at the end of the initial or any extended term of this Agreement as a result of a notice from Employee not to extend the term of this Agreement.

          C.    The Company may, without "Cause" (as defined in paragraph E below), terminate this Agreement at any time by giving to Employee written notice and such termination shall be effective on the date specified by the Company. At the option of the Company, Employee shall immediately cease performing his duties hereunder upon receipt of the notice. For all purposes of this Agreement, it shall be deemed that the Company terminated this Agreement without cause if this Agreement expires at the end of the initial or any extended term of this Agreement as a result of a notice from the Company not to extend the term of this Agreement. If terminated without Cause pursuant to this paragraph C, Employee shall continue to receive his full base salary and related fringe benefits for twelve (12) months following Employee's termination and all outstanding stock options, restricted stock grants and stock appreciation rights held by Employee at the time shall become immediately vested except that none of these benefits shall apply in the event of termination without Cause after a Change in Control, in which event, the provisions of Item 4C, 4D and 4H shall apply.

          D.    Employee may terminate this Agreement immediately for "Good Reason". For purposes of this Agreement, Good Reason shall be defined as (i) failure of the Company to make any payment or provide any benefit to Employee hereunder, which failure is not cured within thirty (30) days after the Company's receipt of written notice of such default, or (ii) a material diminution of Employee's duties and responsibilities or his title without Employee's consent; provided, however, that a material diminution of duties shall not be deemed to have occurred if the Board determines to employ another chief financial officer in Employee's place, but Employee continues to serve as President, (iii) the imposition of a requirement on Employee to report to a new CEO or to another officer unless approved by Employee, or (iv) the principal location at which Employee is to perform his duties is relocated to a place more than fifty (50) miles from Las Vegas, Nevada. Any termination under this paragraph D shall take effect immediately upon the Company's receipt of written notice from Employee after the expiration of any applicable cure period. If Employee terminates this Agreement for "Good Reason" pursuant to this paragraph D, Employee shall continue to receive his full base salary and related fringe benefits for twelve (12) months following Employee's termination and all outstanding stock options, restricted stock grants and stock appreciation rights held by Employee at the time shall become immediately vested except that none of these benefits shall apply in the event of termination of employment by Employee for Good Reason after a Change of Control, in which event, the provisions of Item 4C, 4D and 4H shall apply.

          E.    The Company may terminate this Agreement immediately for "Cause". For purposes of this Agreement, "Cause" shall be defined as any of the following: (i) Employee shall commit a felony or other act involving moral turpitude, which other act is materially detrimental to the Company; (ii) Employee shall knowingly commit any act of prohibited conduct as set forth in Item 3 of this Agreement; (iii) Employee shall commit any act, specifically including but not limited to drug or alcohol abuse, which act is materially harmful to the Company, or which in the reasonable opinion of the Company's Board brings the Company into disrepute; (iv) Employee shall commit any act of fraud, dishonesty, theft or misappropriation, whether or not related to his activities on behalf of the Company, including providing false reports or accounts to the Company or deliberately making false statements about the Company, its services, employees, customers or suppliers; (v) intentional or repeated material neglect of Employee's duties; (vi) breach by Employee of any other material provision of this Agreement; (vii) Employee shall become the subject of a bankruptcy proceeding or otherwise make an arrangement or composition with creditors generally; (viii) Employee shall engage in anti-social behavior (such as fighting, indecency, harassment, sexual or racial harassment or discrimination, intimidation of others, physical violence or assault) during the course of performing duties for the Company or against another employee outside of work; (ix) Employee shall have possession of illegal drugs at the Company's workplace; or (x) Employee shall perform duties in a negligent or dangerous manner which causes or is likely to cause material loss or injury. This Agreement may not be terminated by the Company under subclause (v), (vi) or (x) of this Item unless and until the Company has provided Employee with written notice of such violative conduct and Employee has failed to cure (or fails to commence and thereafter diligently pursue the cure) such act within thirty (30) days after Employee's receipt of such written notice; provided, however, that no right to cure shall be available for a second or subsequent violation of the same provision within any twelve (12) month period. Any termination under this paragraph E shall take effect immediately upon Employee's receipt of written notice from the Company or expiration of any applicable cure period, whichever is later. The failure of the Company to terminate this Agreement for cause as a result of any of the foregoing at any one or more times shall not affect the Company's ability to terminate this Agreement for cause as a result of the subsequent occurrence of any act giving rise to "cause" hereunder, provided that Employee is still provided with a notice to cure if applicable in accordance with the above.

          F.     Upon termination, Employee shall have no obligation to provide any additional services, and except as expressly provided above, the Company shall only be obligated pay to Employee the portion of any amounts due as of the termination date, together with all unreimbursed out-of-pocket expenses incurred by Employee.

          G.    Termination of Employee's Obligations.    Employee's obligations under Item 7 of this Agreement shall survive the expiration of the term of this Agreement without renewal and termination of Employee's employment as provided in such Item.

          H.    Resignation of Positions upon Termination.    On the termination of this Agreement for any reason whatsoever, Employee shall at the request of the Company immediately resign (without prejudice to any claims which Employee may have against the Company arising out of this Agreement or the termination thereof) from all and any offices which Employee may hold as an officer or member of the Board of the Company and from all other appointments or offices which Employee holds as a nominee or representative of the Company and if Employee should fail to do so, the Company is hereby irrevocably authorized to appoint another person in Employee's name and on Employee's behalf to sign any documents or do any thing necessary or requisite to effect such resignation(s) and/or transfers.

          I.    Termination Date.    For all purposes of this Agreement the "Termination Date" shall refer to the effective date of termination as set forth above.

        7.    Restrictive Covenants.    As a material inducement to the Company's employment of Employee, the provisions of this Item 7 shall apply.

          A.    For purposes of this Item, the following terms and provisions shall have the following meanings:

              (i)  "Prohibited Time Period" shall mean the period beginning on the date of execution hereof and ending on the date that is twelve (12) months after the termination of employment for any reason whatsoever of Employee.

             (ii)  "Prohibited Business" shall mean the business of providing charter or scheduled airline service.

            (iii)  "Prohibited Geographic Area" shall mean the conduct of the Prohibited Business to or from markets in the states of California, Nevada, Florida or Arizona.

            (iv)  "Prohibited Capacity" shall mean service in the capacity of an executive or board member or in such other management position or as a significant equity owner, in all of which capacities Employee acknowledges that he has served and will serve the Company and its subsidiaries during the course of his employment for the Company.

             (v)  "Prohibited Party" shall mean all travel partners of the Company who (a) have contracted for regular chartered air service with the Company during the one (1) year period prior to the date of termination of employment, or (b) have been solicited as potential travel partners of the Company at a meeting held at any time during the one (1) year period prior to the date of termination of employment of Employee.

            (vi)  "Prohibited Employee" means any employee, independent contractor or consultant of the Company who worked for the Company at any time within six (6) months prior to the termination of employment of Employee.

           (vii)  The "Western United States" includes the states of Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming.

          B.    Employee agrees that during the Prohibited Time Period, he shall not, for any reason, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others, serve in a Prohibited Capacity in the Prohibited Business in the Prohibited Geographic Area; provided, however, that this restriction shall not preclude Employee from working (in any capacity) for an airline that provided airline service to or from the Western United States or to or from Florida prior to 1990 so long as the airline is not headquartered within the Western United States.

          C.    Employee covenants and agrees that during the Prohibited Time Period, he shall not, for any reason, directly or indirectly (whether as officer, director, consultant, employee, representative, agent, partner, owner, stockholder or otherwise), (i) solicit charter air services from, or market charter air services to, any Prohibited Party, or (ii) enter into a transaction with such Prohibited Party as a result of which the Prohibited Party does, or is likely to, reduce the amount of business between the Prohibited Party and the Company.

          D.    Employee agrees that during the Prohibited Time Period, he shall not, for any reason, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others, hire any Prohibited Employee or request or induce any Prohibited Employee to terminate that person's employment or relationship with the Company or to accept employment with any other person.

          E.    The parties agree that: (i) the covenants and agreements of Employee contained in this Item are reasonably necessary to protect the interests of the Company in whose favor said covenants and agreements are imposed in light of the nature of the Company's business and the professional involvement of Employee in such business; (ii) the restrictions imposed by this Item are not greater than are necessary for the protection of the Company in light of the substantial harm that the Company will suffer should Employee breach any of the provisions of said covenants or agreements; (iii) the covenants and agreements of Employee contained in this Item have been independently negotiated between the parties and served as a material inducement for the Company to enter into this Agreement; (iv) the period and geographical area of restriction referred to in this Item are fair and reasonably required for the protection of the Company; and (v) the nature, kind and character of the activities Employee is prohibited to engage in are reasonable and necessary to protect the Company in that the Company will rely on Employee for those important aspects of its business.

          F.     Employee acknowledges that a material breach by Employee of any part of this Item will result in irreparable and continuing damage to the Company and any material breach or threatened breach of the covenants provided in this Item shall be subject to specific performance by temporary as well as permanent injunction or any other equitable remedies of any court of competent jurisdiction.

          G.    The covenants and agreements on the part of Employee contained in this Item shall be construed as agreements independent of any other agreement between Employee and the Company. The existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each of such covenants and agreements or otherwise affect the remedies to which the Company is entitled hereunder.

          H.    If the provisions of this Item 7 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitation permitted by applicable law.

          I.     Nothing contained in this Item shall restrict Employee from being a not more than 1% stockholder (but not an officer, director, employee, consultant or advisor) of any corporation that directly or indirectly competes with the Company provided the stock of such competing corporation is publicly held and listed on a national stock exchange.

        8.    Confidential Information.

          A.    During the period beginning on the execution date of this Agreement and ending on the third (3rd) anniversary of any termination or expiration of this Agreement, Employee agrees that he shall not, except in pursuit of the Company's business or with the prior written consent of the Company, for his own benefit or for the benefit of any other person or entity:

              (i)  directly or indirectly disclose, reveal, report, duplicate or transfer any Confidential Information to any other person or entity outside of the Company;

             (ii)  directly or indirectly aid, encourage, direct or allow any other person or entity outside of the Company to gain possession of or access to Confidential Information;

            (iii)  directly or indirectly copy or reproduce Confidential Information, except as required as part of Employee's duties; or

            (iv)  directly or indirectly use, sell or exploit any Confidential Information or aid, encourage, direct or allow any other person or entity to use, sell or exploit any Confidential Information.

          This covenant shall not apply to any Confidential Information now or hereafter voluntarily disseminated by the Company to the public, or which otherwise has become part of the public domain through means other than a breach of Employee's duty of confidentiality hereunder. "Confidential Information", for purposes of this Agreement, shall mean information of the Company that constitutes a trade secret or confidential information under Nevada law and shall include, but not be limited to, all relevant information (whether or not reduced to writing and in any and all stages of development), concerning the Company and its services, plans, business practices, methods of operation, financial information, names or lists of names of employees, contractors, suppliers and customers, employee compensation and benefits, other personal employee information, interpretations, surveys, forecasts, marketing plans, development plans, notes, reports, market analyses, specialized software and databases and other information related to suppliers and customers that could be used as a competitive advantage by competitors if revealed or disclosed to such competitors or to persons or entities revealing or disclosing same to such competitors; together with any and all extracts, summaries and photo, electronic or other copies or reproductions, in whole or in part, stored in whatever medium. Employee acknowledges that the Confidential Information is secret, confidential and proprietary to the Company and has been or will be disclosed to and/or obtained by Employee in confidence and trust for the sole purpose of using the same for the sole benefit of the Company.

          B.    Employee hereby acknowledges and agrees that (i) the Company has expended considerable and substantial time, effort and capital resources to develop the Confidential Information, (ii) the Confidential Information is innovative and must receive confidential treatment to protect the Company's competitive position in the market and the Company's proprietary interest therein from irreparable damage, (iii) Employee, by virtue of his relationship with the Company, has had and will have access to the Confidential Information, and (iv) the Confidential Information and all physical embodiments or other repositories of the same shall be and at all times remain the sole and exclusive property of the Company.

          C.    Since irreparable harm will otherwise result to the Company in the event of a breach or threatened breach by Employee of the provisions of Item 8A, the Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, company, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed.

        9.    Company Property.

          A.    Employee acknowledges that all recorded information, including without limitation all notes, memoranda, records, laboratory reports, documents, papers, computer disks, tapes or other storage media and all other papers and documents whatsoever which may have been prepared by Employee or have come into Employee's possession or control in the course of employment with the Company (the "Documents") and other materials owned or used by the Company shall at all times remain the sole property of the Company.

          B.    Employee agrees to promptly, upon request of the Company and in any event upon the termination of Employee's employment with the Company for any reason whatsoever, forthwith return to the Company all property whatsoever belonging to the Company including, without limitation, any laptop computer belonging to the Company, security passes, credit cards and all copies of the Documents which have come into Employee's possession or control in the course of employment with the Company and Employee shall not be entitled to and shall not retain any copies thereof.

        10.    Professional Responsibility.

          A.    Employee agrees that he will provide in connection with the performance of all services under this Agreement the skill and diligence normally provided by competent professionals in the performance of services similar to that contemplated by this Agreement.

          B.    Both parties acknowledge and agree that a fiduciary and confidential relationship has commenced and will continue to exist between them and that said relationship will continue during the term of this Agreement.

          C.    Employee represents that he has no conflicts of interest in rendering his professional services to the Company.

          D.    Employee shall not during the course of his employment (except as a representative or nominee of the Company or otherwise with the prior consent in writing of the Board) be directly or indirectly engaged, concerned or interested in any other business which: (i) is wholly or partly in competition with any business carried on by the Company by itself or in partnership, common ownership or as a joint venture with any third party; or (ii) is a supplier to or customer of the Company, provided that Employee may own not more than one percent (1%) of the issued shares of any company which is publicly held and listed on a national stock exchange or on the Nasdaq Stock Market.

          E.    Subject to any regulations from time to time issued by the Company, Employee shall not receive or obtain directly or indirectly any discount, rebate, commission or other inducement in respect of any sale or purchase of any goods or services effected or other business transacted (whether or not by Employee) by or on behalf of the Company and if Employee (or any firm or company in which Employee is directly or indirectly engaged, concerned or interested) shall obtain any such discount, rebate, commission or inducement, Employee shall account to the Company for the amount received by Employee or the amount received by such firm or company.

          F.     As an inducement to the Company to enter into this Agreement, Employee represents and warrants that: (i) he is not a party to any other agreement or obligation for personal services; (ii) there exist no impediments or restraints, contractual or otherwise, on Employee's power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder; (iii) the performance of his obligations under this Agreement do not and will not violate or conflict with any agreement relating to confidentiality, non-competition or exclusive employment to which Employee is or was subject; and (iv) Employee has not been involved in any legal proceedings that would be required to be disclosed in response to Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended. As an inducement to Employee to enter into this Agreement, the Company represents and warrants that there exist no impediments or restraints, contractual or otherwise, on the Company's power, right or ability to enter into this Agreement and to perform its duties and obligations hereunder.

        11.    Privacy Waivers.

          A.    The Company reserves the right to stop and search any employee or property of any employee when entering or leaving the Company's premises.

          B.    The Company reserves the right to monitor at any time telephone calls, electronic communications and information transmitted on Company networks or on computer equipment which is owned by the Company or on computers on Company premises that are used for Company business.

        12.    Notice.    All notices required or sent hereunder shall be sent by personal delivery, overnight priority mail via a nationally recognized overnight delivery company, or by certified mail, return receipt requested to the address of the party entitled to receive the notice as set forth above. Notices sent in accordance with this paragraph shall be deemed received upon personal delivery, one (1) business day after delivery to a nationally recognized overnight delivery company or five (5) days after mailed, as aforesaid.

        13.    Breach by the Company.    If there is a dispute regarding the payment of any sum by the Company hereunder, the Company shall not be deemed to have failed to have made a payment hereunder if pending the resolution of such dispute, the Company pays the amount in dispute into court or into an escrow account at the Company's bank or with the Company's counsel.

        14.    Remedies Not Exclusive.    The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which any party may otherwise have.

        15.    Invalid Provisions.    The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event that one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

        16.    Binding Effect.    This Agreement, as it relates to restrictions applicable to Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns including, without limitation, any corporation or other entity into which Company is merged or which acquires all or substantially all of the outstanding ownership interests or assets of Company.

        17.    Jurisdiction.    Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the United States District Court for the State of Nevada or in any District Court located in Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in the manner provided in Section 14.065 of the Nevada Revised Statutes or in such other manner as may be permitted by law. Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

        18.    Attorney's Fees.    In the event an action is taken by either party to enforce this Agreement or resolve a dispute in connection herewith, the prevailing party shall be entitled to recover the costs incurred with the prosecution and defense of such action, including reasonable attorney's fees.

        19.    Miscellaneous.    This Agreement shall be construed under and governed by the laws of the State of Nevada other than its conflicts of laws principles. This Agreement contains the complete understanding of the parties with respect to the subject matter of this Agreement and supersedes that certain Employment Agreement dated as of July 31, 2006, between the parties and all other prior agreements, understandings and negotiations relating to the same subject matter. This Agreement may only be modified by a written instrument signed by each of the parties hereto. No provisions of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Failure to require strict compliance with any term or provision of this Agreement shall not constitute a waiver of a party's right to insist upon strict compliance with each and every provision of this Agreement. No waiver of any terms and conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other term of condition. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and same instrument. The provisions of Item 3 (the last paragraph), 4J, 6H, 7, 8, 9 and 12 through 19 shall survive the termination of this Agreement and Employee's employment with the Company. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile. The paragraph headings contained in this Agreement are for reference only and shall not be deemed to impart substantive meeting to any provision of this Agreement. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request and direction of the parties, at arm's length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms and without favor to any party.

        IN WITNESS WHEREOF, this Agreement has been signed, sealed and delivered as of the date and year first above written.

EMPLOYEE:
ANDREW C. LEVY
COMPANY:
ALLEGIANT TRAVEL COMPANY
By:
Title:

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  Exhibit 10.22
EMPLOYMENT AGREEMENT